June 15,1994


Mr. Steve Marsh
Community National Bank
Derby, Vt. 05829


Dear Steve:
         Once again it's time to adjust our lease rate for the ensuing 3 year lease period. (Actually 1 month late)
         This lease period will be July 1, 1994 to June 30, 1997.
         The formula states an average of the previous 3 years C.P.I. and the currant C.N.B. commercial loan rate from a base of 12% set in 1985.
        C.P.I - '91                  3.1%
        C.P.I.- '92                  2.9%
        C.P.I.- '93                  2.7%
6/15/94 Loan Rate -11%              -1.0%
                                     7.7% divided by 4 = 1.925%

         Applying the adjustment percentage of 1.925% to the currant square foot rate of $12.94 makes the following changes:
 (a)  New square foot rate - $13.19
 (b)  New rate applied to 2409.75 square feet equals $31,782.42 per year
 (c)  New monthly lease rent $2,648.54 (effective July l,'94)

         Per our conversation; there will be NO rent or lease expense relative to the A.T.M. area/structure for the term of this lease.

         If these figures and the A.T.M. memo above meet with your approval, I feel we are set for another 3 years.

         The original 15 year lease term; with modifications; runs thru May 31, 2000.


Yours truly;

/s/ Dean M. Comstock
Dean M. Comstock

DMC/sd
                                 L E A S E


KNOW ALL MEN BY THESE PRESENTS, that we, Dean M. Comstock and Barbara W. Comstock, husband and wife of Barton, in the County of Orleans and State of Vermont, hereinafter called the Lessors; and It, The Community National Bank, a banking corporation having its principal place of business at Derby, in the County of Orleans and State of Vermont, hereinafter called the Lessee, do hereby stipulate and agree as follows:

                                        WITNESSETH

         1. That for and in consideration of the mutual undertakings and agreements of the parties hereto as hereinafter contained and set forth, Lessors hereby agree to lease to the Lessee, and Lessee hereby agrees to take from the Lessors, the following described premises situated in Barton Village, Town of Barton, County of Orleans, and State of Vermont, viz:

         It being a portion of the premises situated on Church Street in Barton Village, commonly known as the Phoenix Block premises, which premises are further described as being all and the whole of the same land and premises conveyed by Warranty Deed dated August 14, 1984 and recorded in Book 69, Pages 303-304 of Barton Land Records from J. Robert Audette, Julian J. Richards, and Kimball Enterprises, Inc. to Dean M. Comstock and Barbara W. Comstock, the portion thereof being hereby leased and demised being the first floor of said building, containing 1,884.75 square feet, more or less, together with the basement area located under that portion of the building closest to Church Street, consisting of 720 square feet, more or less; together with the right on the part of the Lessee to utilize in common with the Lessor hereof the parking lot and land and premises utilized as access to said building said right to run to the benefit of the Lessee, its employees, agents, customers and business invitees.

         2. The term of this Lease shall be for a period of fifteen years, commencing June 1, 1985 and terminating May 31, 2000.

         3. The Lessee hereof shall pay to the Lessors hereof the monthly rental in the amount of one Thousand Nine Hundred Sixty-Three and 28/100ths Dollars ($1,963.28), which monthly rental shall be due and payable on or before the first day of June, 1985 and on or before the first day of each and every succeeding month thereafter during the term of this Lease, said amount to be adjusted as hereinafter set forth.

         4. The parties hereto acknowledge that the land and premises the subject of this instrument are presently undergoing extensive renovations, with construction expected to be completed prior to the commencement of the term of this Lease. However, in the event the land and premises shall not be ready for occupancy on June 1, 1985, then and in that event, shall no rental payments hereunder be due from the Lessee hereof to the Lessor hereof until such construction shall have been completed and the premise made ready for occupancy.

         5. The amount of the rental payments called for hereunder shall be adjusted on June 1, 1988, and on June 1 of each and every succeeding three year period during the term hereof in accordance with the following formula:

         The newly established monthly rental shall be that amount of money representing the prior monthly rental, plus or minus that additional percentage of the monthly rental then in effect which percentage shall. be the average of the change in the consumer price index over the preceding three year period of time, and the percentage change, from a base of twelve percent (12%) of the Community National Bank's commercial loan rate in effect at the time of adjustment.

         6. The Lessee hereof upon the termination of this Lease, shall have the option of renewing the same under the same terms and conditions for a period of ten additional years.

         7. The Lessors hereof hereby grant unto the Lessee hereof a Right of First Refusal to purchase the land and premises of which the land and premises hereby leased and demised constitute a portion, in the event the Lessors shall, during the term of this Lease or any renewal thereof, desire to sell the same, at such price and according to such terms as the Lessors shall have an offer to purchase the same from another bona fide purchaser. The Lessees shall have 15 days from the delivery of such offer by the Lessor in which to exercise such Right of First Refusal.

         8. The Lessee hereof shall have the right during the term hereof to sublet the land and premises hereby leased and demised, or any portion hereof, subject only to the approval of Lessors hereof which approval shall not be reasonably withheld. The Lessee hereof, however, hereby covenants and agrees that it shall not sublease the land and premises the subject of this agreement for utilization as a grocery store in any event. No prior approval of the Lessors hereof shall be required in the event the Lessee hereof shall desire to assign this Lease to any subsidiary or parent corporation of the Lessee.

         9. During the term hereof, the Lessors hereby convenant and agree that they shall maintain sufficient fire and casualty insurance on the structure hereby leased and demised. The Lessee hereof shall be responsible for maintain-ing fire and casualty insurance on any personal property owned by the Lessee located within the land and premises leased and demised, and the Lessee hereof shall maintain tenant liability insurance upon the land and premises hereby leased and demised.

         10. The Lessor hereof covenants and agrees that they shall install central air conditioning and vacuum system to service that portion of the building hereby leased and demised; and shall install quarry tile, or facsimile suitable to the Lessee, in both entrance foyers and the lobby area, and shall install carpeting in the offices and basement board room of the building located upon the land and premises hereby leased and demised. Any replacement of the carpeting during the term of this Lease or any renewal thereof shall be the responsibility and obligation of the Lessee hereof.

         11. The Lessors hereof shall be responsible for snow removal, rubbish removal, building maintenance and ground maintenance; and shall incur all expenses created by any exterior wall repair and remodelling expenses necessary and occasioned at the Lessee's current location in the C & C Supermarket Building, so-called; and shall cause to be installed at their expense an appropriate standard in the front of the Church Street end of the land and premises hereby leased and demised suitable for receiving an illuminated sign of the Lessee.

         12. The Lessee hereof shall be responsible for payment of all electric, water, sewer and other utility expenses during the term of this Lease; the cost of removing vaults and teller stations from their present location within the C & C Supermarket Building, so-called; for any and all janitorial services; for the installation of a flag pole in the rotary; should they so desire, for the removal of the illuminated bank sign from its present location and the installation of the bank sign in the new location.

         13. The Lessor hereof shall be responsible for the payment of all real estate taxes assessed against the land and premises the subject of this Lease during the term hereof; the Lessees hereof shall be responsible for the payment of all personal property taxes assessed against the personal property of the Lessee during the term of this Lease.

         14. The parties hereto hereby covenant and agree that the execution of this instrument shall serve as a termination of the existing Lease between the parties, at such time as the Lessee hereof shall be able to occupy the land and premises the subject of this agreement.

         15. In the event the premises hereby leased and demised shall be damaged by fire, the elements, unavoidable accident or other casualty but are not thereby rendered untenantable in whole or in part, Lessors shall at their own expense cause such damage to be repaired and the rent shall be abated. If by reason of such occurrence the premises shall be rendered untenantable in whole or in part, the Lessors at their own expense may cause such damage to be repaired, or at their option, terminate this Lease and the rent meanwhile shall abate until the leased premises have been restored and rendered tenantable. Nothing herein contained shall obligate the Lessors to make any such repairs which may have been caused by such casualty or loss, but in the event such repairs are not made, then and in that event, shall the Lessee hereof have the option of terminating this Lease and their obligation here under shall cease. In the event, a casualty loss as described herein affects not only the premises leased by the Lessees but also the premises owned and operated by the Lessor adjacent thereto and because of said loss, the Lessors determine to rebuild their premises, then and in that event, Lessors agree that they will construct for the benefit of the Lessee, premises similar to those described in this Agreement for Lessee's use for the remainder of the initial or any renewal term hereof.

         16. In the event that any portion of the premises hereby leased and demised shall be acquired or condemned by eminent domain and in the event that such partial taking or condemnation shall render the leased premises unsuitable for the business operation of the Lessee, then the terms of this Lease shall cease and terminate as of the date of title vesting in such proceedings. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of the Lessee, this Lease shall continue in full force and effect but the rent shall be abated in proportion to the amount of the property taken or condemned thereby.

         This agreement shall be binding upon the heirs, administrators and assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties hereunto affix their hands and seals at Barton, Vermont, this 28 day of March, 1985.

IN THE PRESENCE OF:

                                          /s/ Dean M. Comstock
                                          Dean M. Comstock, Lessor
/s/ Bonnie J. Currier
                                          /s/ Barbara W. Comstock
/s/ Dolores J. Pion                       Barbara W. Comstock, Lessor
Two witnesses to signatures
of Dean M. Comstock and
Barbara W. Comstock, Lessors

                                          THE COMMUNITY NATIONAL BANK

/s/ Jane P. Quintal

/s/ Christianne Bumps                     By: /s/ Stephen P. Marsh
Two witnesses to signature                    Its Agent, duly authorized
of duly authorized agent of
The Community National Bank


STATE OF VERMONT
ORLEANS COUNTY, SS.

         At Barton, in said County and State, this 28th day of March, A.D., 1985, Dean M. Comstock and Barbara W. Comstock personally appeared and they acknowledged this instrument by them sealed and subscribed to be their free act and deed.

                                         Before Me:  /s/ Bonnie J. Currier
                                                           Notary Public

STATE OF VERMONT
ORLEANS COUNTY, SS.

         At Derby, in said County and State, this 1st day of April, A.D., 1985, Stephen P. Marsh, duly authorized agent of The Community National Bank, personally appeared and he acknowledged this instrument by him sealed and subscribed to be free act and deed and the free act and deed of The Community National Bank.

                                         Before Me: /s/ Jane P. Quintal
                                                         Notary Public